Exhibit 99.1

Solar Senior Capital’s Board Approves Reduction in the Asset

Coverage Requirement; Provides Flexibility to Expand Specialty Finance Platform

NEW YORK, Aug. 06, 2018 (GLOBE NEWSWIRE) — Solar Senior Capital Ltd. (NASDAQ:SUNS) (the “Company” or “Solar Senior Capital”), an externally managed business development company (“BDC”), today announced that effective August 2, 2018, its Board of Directors (the ”Board”), including all Independent Directors, based on the recommendation of its investment advisor, Solar Capital Partners (“SCP”), approved the reduction in the asset coverage requirement under the Investment Company Act of 1940 as allowed under the Small Business Credit Availability Act (“SBCAA”). As a result, effective August 2, 2019, the Company’s asset coverage requirements will be reduced from 200% to 150%. The Company will target a range of 1.25x to 1.50x debt-to-equity, operating at a substantial cushion to the regulatory limit.

In order to potentially accelerate the adoption, the Board authorized the submission of a proposal for voting shareholders to approve the application of the modified asset coverage requirements set forth in revised Section 61(a)(2) of the Investment Company Act of 1940, as modified by the SBCAA. If the Company’s voting shareholders approve the proposal by the required majority of votes at its 2018 Annual Meeting of Shareholders, the 150% asset coverage ratio will become effective on the day after such approval. The Company’s new revolving credit facility, by way of amendment, allows for an asset coverage ratio of 150%.

Solar Senior Capital’s Board approved the reduction of the asset coverage requirement following the Company’s analysis of how the increased leverage flexibility could affect the Company’s strategic priorities and positive long-term value creation for shareholders, as well as an assessment of the associated risks and how they can be managed or mitigated.

Once the 150% coverage ratio becomes effective, the Company expects to use a modest amount of incremental leverage to continue to invest in its current mix of investments, including senior secured first lien cash flow and senior secured first lien specialty finance asset-based loans.

“Solar Senior Capital’s investment strategy is conducive to operating under the modified asset coverage ratio,” said Michael Gross, Chairman and CEO of Solar Senior Capital. “We believe that the senior secured first lien middle market loan asset class—Solar Senior Capital’s investment focus since inception—can prudently be levered above the previous Business Development Company limits. We view this change as a significant opportunity to generate a greater return on equity for Solar Senior Capital.”

“We have positioned Solar Senior Capital as a diversified niche specialty finance company. The increased leverage flexibility will enable us to grow our senior secured first lien asset-based lending businesses and build and/or acquire other commercial finance platforms. We will finance the First Lien Loan Program’s loans directly on balance sheet, which will increase efficiencies and create new investment capacity for non-qualifying assets that, among other things, enables us to expand our specialty finance verticals,” said Bruce Spohler, Chief Operating Officer of Solar Senior Capital. “In summary, the asset coverage modification will enable us to do more of what we’ve been doing: investing in first lien, senior secured cash flow and asset-based loans.”

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U.S. middle market companies primarily in the form of cash flow first lien senior secured debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact

Solar Capital Ltd.

Investor Relations

(646) 308-8770

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